UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2010
Date of Report (Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-33894	98-0459178
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Unit 1 – 15782 Marine Drive
White Rock, British Columbia, Canada	V4B 1E6
(Address of principal executive offices)	(Zip Code)

(604) 536-2711
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 20, 2010, the Registrant issued a press release announcing a Preliminary Economic Assessment for the Registrant’s 100% owned Pan project located in White Pine County, Nevada.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

On July 23, 2010, the Registrant filed the attached Preliminary Economic Assessment for its Pan project, entitled “NI 43-101 Preliminary Economic Assessment of the Pan Gold Project, White Pine County, Nevada,” dated July 20, 2010 (the “Report”), with securities regulatory authorities in Canada, pursuant to Canadian securities laws and rules of the TSX Venture Exchange. It is hereby furnished to, not filed with, the Commission on Form 8-K to satisfy the Company’s “public disclosure” obligations under Regulation FD of the Securities Exchange Act of 1934, as amended.

The Report was prepared in accordance with the Canadian Securities Administrators’ National Instrument 43-101 (“NI 43-101”) by William J. Crowl, R.G., Donald E. Hulse, P.E. and Terre A. Lane.  As a company listed on the TSX Venture Exchange and a reporting issuer under Canadian securities laws, the Company is required to prepare its technical reports in accordance with the policies of NI 43-101, the Canadian securities laws and the rules of the TSX Venture Exchange.

All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Industry Guide 7 (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The Report uses or may use the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the Commission pursuant to Regulation FD.

99.1             Press Release dated July 20, 2010
99.2             Preliminary Economic Assessment for the Pan project, dated July, 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: July 23, ,2010	By:	/s/ “Doris Meyer”
Doris Meyer
Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the Commission pursuant to Regulation FD.

99.1             Press Release dated July 20, 2010
99.2             Preliminary Economic Assessment for the Pan project, dated July, 20, 2010